Securities and Exchange Commission
                             Washington, D.C.  20549

                                  Form 8-K

                               Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 1998

                                         Biogen, Inc.
                   (Exact name of Registrant as specified in its charter)


Massachusetts                     0-12042                  04-3002117
(State or other                  (Commission               (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                             14 Cambridge Center
                             Cambridge, MA 02142
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (617) 679-2000

Item 9   Sale of Equity Securities Pursuant to Regulation S

     On March 27, 1998, the Registrant issued an aggregate of 3,350 shares of its Common Stock, $.01 par value per share, to thirteen employees of one of its European distributors of AVONEX (registered trademark) (Interferon Beta
1a)in connection with the achievement by the distributor of certain performance goals. The issuance of the shares was made in reliance on the provisions of Regulation S of the Securities Act of 1933. Each of the persons who received shares made a representation to the Registrant that he or she is not a "U.S. person" as defined under Rule 902 of Regulation S.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Biogen, Inc.


                                         By:  /s/ Michael J. Astrue
                                              Michael J. Astrue
                                              Vice President - General Counsel



Date: March 30, 1998